EXHIBIT (C)(2)

                                                                CONFORMED COPY

                             STOCKHOLDER AGREEMENT

               AGREEMENT, dated as of August 9, 1998 among Amersham Pharmacia Biotech Inc., a Delaware corporation ("Parent"), APB Acquisition Corp., a Delaware corporation ("Buyer"), and the holders listed on the signature pages hereof (the "Stockholders") of the shares of common stock, $0.01 par value per share, of Molecular Dynamics, Inc., a Delaware corporation (the "Company") (together with the associated Rights (as defined in the Merger Agreement), the "Shares"), and options to purchase Shares (the "Employee Options").

               WHEREAS, in order to induce Parent and Buyer to enter into an agreement and plan of merger ("Merger Agreement") with the Company dated as of the date hereof, Buyer has requested the Stockholders, and the Stockholders have agreed, to enter into this Agreement; and

               WHEREAS, pursuant to the Merger Agreement, Buyer shall commence an offer (as extended from time to time, the "Offer") to purchase all of the outstanding shares of common stock, $0.01 par value per share, of the Company at a price of $20.50 per Share (the "Offer Price").

               NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE 1
                              Shares and Options

               Section 1.1. Agreement to Tender. Each of the Stockholders hereby agrees to tender in, and not to withdraw from, the Offer all Shares presently owned by him as set forth on the signature page hereto and any additional Shares acquired by such Stockholder (whether by purchase, exercise of Employee Options pursuant to Section 1.2 hereof or otherwise) after the date of this Agreement (the "Stockholder Shares").

               Section 1.2.  Exercise of Employee Options.   (a)  At Buyer's
written request Stockholder shall exercise some or all of its vested Employee Options; provided, however, that Buyer shall only make such a request in connection with the anticipated consummation of an Acquisition Proposal (as defined in the Merger Agreement) or of the Offer. The exercise of such Employee Options shall be subject to, and occur substantially simultaneously with, the consummation of the Acquisition Proposal or the Offer, as applicable.

               (b) In the event Buyer shall request a Stockholder to exercise some or all of such Stockholders' Employee Options, Buyer shall loan to such Stockholder the aggregate exercise price payable by Stockholder in respect of the number of Employee Options requested to be exercised, which amount will be repaid to Buyer at such time as the Stockholder Shares are acquired in the Offer or pursuant to an Acquisition Proposal (as defined in the Merger Agreement).

               Section 1.3. Other Consideration. (a) In the event of the consummation of any Acquisition Proposal (as defined in the Merger Agreement), each Stockholder shall pay to Buyer a portion of the consideration per Share or vested Employee Option, as applicable (the "Consideration") received by such Stockholder at the consummation of such Acquisition Proposal equal to (i) in the case of Stockholder Shares, an amount equal to the excess, if any, of the Consideration over the Offer Price multiplied by the number of Stockholder Shares acquired pursuant to such Acquisition Proposal, or (ii) in the case of vested Employee Options, an amount equal to the excess, if any, of the Consideration over the Offer Price multiplied by the number of Stockholder Shares underlying such vested Employee Options which are cashed or rolled over pursuant to such Acquisition Proposal.

               (b) If all or a portion of the price per Share or Employee Option to be paid in such Acquisition Proposal consists of non-cash consideration, the Consideration shall mean the cash consideration per Share or Employee Option, as applicable, if any, plus the fair market value of the non-cash consideration per Share or Employee Option, as applicable, as set forth in such Acquisition Proposal or, if not so set forth, as determined by Buyer's investment bankers.

               (c) Any amounts payable by Stockholder to Buyer hereunder shall be paid no later than 30 days following the consummation of the relevant Acquisition Proposal.


                                   ARTICLE 2
                                Grant of Proxy

               Each Stockholder hereby revokes any and all previous proxies granted with respect to such Stockholder's Shares relating to the approval and adoption of the Merger Agreement, as the same may be amended from time to time, all agreements related to the Offer and the Merger and any actions relating thereto, any proposal or transaction which could prevent or delay the consummation of the transactions contemplated by the Merger Agreement or this Agreement and any other related matters (including the adjournment, postponement or continuation of any meeting of the stockholders of the Company at which any of the foregoing are submitted for the consideration of the stockholders of the Company) (the "Merger Matters"). By entering into this Agreement, each Stockholder hereby grants a proxy appointing Buyer as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in such manner and upon such Merger Matters as Buyer or its proxy or substitute shall, in Buyer's sole discretion, deem proper with respect to the Stockholder Shares. The proxy granted by such Stockholder pursuant to this Article 2 is irrevocable and is granted in consideration of Buyer's entering into this Agreement and the Merger Agreement; provided, however, that such proxy shall be revoked upon termination of this Agreement in accordance with its terms.


                                   ARTICLE 3
              Representations and Warranties of the Stockholders

               Each Stockholder, severally and not jointly, represents and warrants to the Buyer that:

               Section 3.1. Valid Title. The Stockholder is the sole, true, lawful and beneficial owner of the Stockholder Shares and Employee Options with no restrictions on the Stockholder's voting rights, where applicable, or rights of disposition pertaining thereto. At any Closing, the Stockholder will convey good and valid title to the Stockholder Shares being purchased free and clear of any and all claims, liens, charges, encumbrances and security interests. None of the Stockholder Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

               Section 3.2. Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any benefit of the Stockholder under any provision of applicable law or regulation or of any agreement, judgment, injunction, order decree, or other instrument binding on the Stockholder or result in the imposition of any lien on any asset of the Stockholder.

               Section 3.3. Binding Effect. This Agreement is the valid and binding Agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform such Agreement.

               Section 3.4. Total Securities. The number of Shares and Employee Options set forth on the signature page hereto are the only Shares and Employee Options beneficially owned by the Stockholder and, except as set forth on such signature page, such Stockholders own no options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has or have no other interest in or voting rights with respect to any securities of the Company.

               Section 3.5. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Buyer or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder in their capacities as such.


                                   ARTICLE 4
                    Representations and Warranties of Buyer

               The Buyer represents and warrants to each of the Stockholders:

               Section 4.1. Corporate Power and Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by the board of directors of Buyer and no other corporate action on the part of Buyer is necessary to authorize the execution, delivery or performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and is a valid and binding Agreement of Buyer, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.


                                   ARTICLE 5
                         Covenants of the Stockholders

               Each of the Stockholders hereby covenants and agrees that:

               Section 5.1. No Proxies for or Encumbrances on Stockholder Shares. Except pursuant to the terms of this Agreement, the Stockholder shall not, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Stockholder Shares or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any Stockholder or Employee Options during the term of this Agreement. The Stockholder shall not seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or assignment or understanding and agrees to notify Buyer promptly and to provide all details requested by Buyer if the Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

               Section 5.2. No Shopping. Until such time as the Merger Agreement shall be terminated, the Stockholder shall not directly or indirectly (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person to acquire the business, property or capital stock of the Company or any direct or indirect subsidiary thereof, or any acquisition of a substantial equity interest in, or a substantial amount of the assets of, the Company or any direct or indirect subsidiary thereof, whether by merger, purchase of assets, tender offer or other transaction or (ii) subject to the fiduciary duty of the Stockholder as a director of the Company under applicable law, participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing. The Stockholder shall promptly advise Buyer of the terms of any communications it may receive relating to any of the foregoing.


                                   ARTICLE 6
                                 Miscellaneous

               Section 6.1. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

               Section 6.2. Further Assurances. The Buyer and the Stockholders will each execute and deliver or cause to be executed and delivered all further documents and instruments and use its best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby or to enable the Buyer to exercise and enjoy all benefits and rights of the Stockholders with respect to the Shares.

               Section 6.3. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement, to obtain all necessary waivers, consents and approvals and effect; all necessary registrations and filings, including, but not limited to, filings under the HSR Act (as defined in the Merger Agreement), responses to requests for additional information related to such filings, and submission of information requested by governmental authorities, and to rectify any event or circumstances which could impede consummation of the transactions contemplated hereby.

               Section 6.4. Specific Performance. The parties hereto agree that the Buyer would be irreparable damaged if for any reason the Stockholders failed to tender the Stockholder Shares or exercise the Employee Options or to perform any of its other obligations under this Agreement, and that the Buyer would not have an adequate remedy at law for money damages in such event. Accordingly, the Buyer shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Stockholders. This provision is without prejudice to any other rights that the Buyer may have against the Stockholders for any failure to perform its obligations under this Agreement.

               Section 6.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

               Section 6.6. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Stockholder Shares.

               Section 6.7. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement shall terminate automatically upon the termination of the Merger Agreement, provided that Section 1.3 will survive any such termination until the date which is nine months thereafter, provided further, that if an Acquisition Proposal shall have been made on or prior to such date, Section 1.3 shall survive until 30 days following the consummation of such Acquisition Proposal.

               Section 6.8. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided, however, that Buyer may assign its rights and obligations to any affiliate of Buyer; provided, further, that no Stockholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Buyer.

               Section 6.9. Governing Law. This Agreement shall construed in accordance with and governed by the law of Delaware without giving effect to the principles of conflicts of laws thereof.

               Section 6.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    AMERSHAM PHARMACIA BIOTECH INC.


                                    By: /s/ David J. M. Dally
                                        ------------------------------------
                                        Name:  David J. M. Dally
                                        Title: Vice President


                                    APB ACQUISITION CORP.


                                    By: /s/ David J. M. Dally
                                        ------------------------------------
                                        Name:  David J. M. Dally
                                        Title: President


                                        /s/ James M. Schlater
                                        ------------------------------------
    Class of         Shares/            James M. Schlater
     Stock/          Employee
    Employee         Options
     Options          Owned
    --------        ---------
     common          118,082
     stock

    Employee         263,750
    Options
    (vested)
                                        /s/ Jay Flatley
                                        ------------------------------------
    Class of          Shares/           Jay T. Flatley
     Stock/           Employee
    Employee          Options
     Options          Owned
    --------          -------
     common            13,198
      stock

    Employee          221,020
     Options
    (vested)